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                               FIRST AMENDMENT TO LEASE

     THE FIRST AMENDMENT TO LEASE (the "FIRST AMENDMENT") is made and entered into as of the 14th day of August, 1998, by and between AL LEINGANG (hereinafter referred to as the "LANDLORD") and LEINGANG SIDING AND WINDOW, INC. (hereinafter referred to as the "TENANT").

                                      RECITALS:

     A. Landlord and Tenant have entered into a Net Lease dated January 1, 1997 (the "Lease") for certain premises (the "Premises") located in Mandan, North Dakota, as more particularly set forth therein.

     2.   Landlord and Tenant desire to amend the Lease as set forth below.

     NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which is hereby acknowledged, it is agreed between the parties as follows:

     1. The first sentence of Paragraph 1 on Page 1 of the Lease shall be revised to read as follows:

          "All equipment and vehicles as per the attached list known as Exhibit "A;" the portion of the building located at 2605 Twin City Drive indicated on Exhibit "B;" 2 storage buildings on the east half of Lot 9 at 2609 Twin City Drive and approximately 6,000 sq. ft. of office space of the buildings commonly known as the Leingang Siding Building, being a part of the real property situated in the City of Mandan, County of Morton, State of North Dakota, described as follows:

                    Lot 4, Block 1, Twin City Industrial Sites

     2. The following shall be deleted from the first sentence of Paragraph 2 on Page 1 of the Lease:

          "and further subject to the rules and regulations for the use thereof as from time to time prescribed by Landlord."

     3. The following shall be inserted as the second sentence of Paragraph 5 on Page 2 of the Lease:

          "Landlord grants to Tenant an option to extend the term for two additional terms of five years each, on the same terms and conditions as herein set forth. Should tenant elect to exercise such option, it shall do


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          so by written notice to Landlord at least 120 days prior to the expiration of the term."

     4. The first sentence of Paragraph 8 on Page 2 of the Lease shall be revised to read as follows:

          "The tenant agrees to pay to the Landlord as basic rent: Five Thousand Five Hundred Fifty-Seven Dollars ($5,557.00) per month."

     5. The following shall be inserted after the first sentence of Paragraph 9 on Page 2 of the Lease:

          "Tenant shall have the right at its own expense to challenge any tax or assessment; such challenge will not, however, relieve Tenant=s obligation to pay such taxes promptly when due. If such challenge results in a reduction of taxes or assessments, Tenant shall be entitled to a refund of such reduction within fourteen (14) days of the date such refund amount is received by Landlord. If the challenge results in reduction of a bill prior to payment by Landlord, Tenant shall not be entitled to a refund, but shall have its bill appropriately reduced."

     6. Paragraph 16 on Page 3 of the Lease shall be deleted in its entirety and the following shall be inserted:

          "The premises will be used by Tenant for any lawful purpose."

     7. The following shall be added after the last sentence of Paragraph 20 on Page 4 of the Lease:

          "Tenant shall have the right at its own expense to challenge any such tax increase; such challenge will not, however, relieve Tenant's obligation to pay such taxes promptly when due. If such challenge results in a reduction of taxes, Tenant shall be entitled to a refund of such reduction within fourteen (14) days of the date such refund amount is received by Landlord. If the challenge results in reduction of a bill prior to payment by Landlord, Tenant shall not be entitled to a refund, but shall have its bill appropriately reduced."

     8. The third sentence of Paragraph 21 on Page 4 of the Lease shall be revised to read as follows:

          "Tenant and Landlord each agree to indemnify and save the other party harmless from and against any and all claims of any nature whatsoever


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          arising from any act, omission or negligence of the party or the party=s contractors, licensees, agents, servants, employees or invitees or arising from any accident, injury or damage caused to any person or property occurring in or about the leased premises or elsewhere in the above described property if such accident, damage or injury is claimed to have resulted from an act for which such party is allegedly responsible."

     9. The following shall be inserted at the end of the first sentenced of Paragraph 25 on Page 5 of the Lease:

          "except for intentional or grossly negligent acts of the parties, it being the intent of the parties that in the event of loss caused by ordinary negligence, the parties agree to look solely to the proceeds of insurance policies."

     10. The following shall be inserted after the last sentence of Paragraph 29 on Page 6 of the Lease:

          "If Landlord shall fail to promptly keep and perform any of its representations and warranties strictly in accordance with the terms of this Lease and shall continue in default for a period of thirty
          (30) days after written notice thereof to Landlord, then Tenant may, at its sole option and discretion, exercise any or all of the following remedies:

          (A) declare this Lease ended and vacate the premises without incurring additional rent or other costs associated with the lease of the premises; or

          (B) remain in the premises and withhold rent and other costs due Landlord until such time as Landlord cures such default; or

          (C) perform any Landlord obligation, and all expenses (including without limitation, reasonable attorney fees) incurred by Tenant in performing such obligation shall be deemed an obligation of Landlord to Tenant and shall be paid to Tenant on demand."

     11. Paragraph 30 on Page 6 of the Lease shall be revised to read as follows:

          "In pursuing any of its remedies including the giving of notices of default Landlord and Tenant shall be entitled to recover from the other party all of their costs and expenses incurred, including reasonable attorney fees, through and including appeal and the pursuit of any


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          remedy provided by this lease shall not limit or preclude any other remedies provided by law."

     12. All other terms and conditions of the Lease shall remain the same, except as expressly modified herein.

     IN WITNESS WHEREOF, the parties hereto have hereunto executed this First Amendment to Lease as of the date set forth above.


                              LANDLORD:

                              /s/ Al Leingang
                              ----------------------------------------------
                              AL LEINGANG


                              TENANT:

                              LEINGANG SIDING AND WINDOW, INC.

                              BY: /s/ Stephen A. Hoffman
                              ----------------------------------------------
                                  STEPHEN A. HOFFMANN, PRESIDENT


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